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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of Inverness Medical Technology, Inc. for the registration of shares of its common stock of our report dated February 17, 2000, with respect to the financial statements of Integ Incorporated included in the Current Report on Form 8-K dated October 31, 2000, of Inverness Medical Technology, Inc., filed with the Securities and Exchange Commission.



                                        Ernst & Young, LLP



Minneapolis, Minnesota
October 30, 2000